Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Regeneron Pharmaceuticals, Inc. (the "Company") on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Leonard S. Schleifer, M.D., Ph.D., as Chief Executive Officer of the Company, and Murray A. Goldberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ LEONARD S. SCHLEIFER
Leonard S. Schleifer, M.D., Ph.D.
Chief Executive Officer
February 26, 2009

/s/ MURRAY A. GOLDBERG
Murray A. Goldberg
Chief Financial Officer
February 26, 2009